Exhibit 99.1
Cable One Reports Fourth Quarter and Full Year 2023 Results
February 22, 2024 – PHOENIX – (BUSINESS WIRE) – Cable One, Inc. (NYSE: CABO) (the “Company” or “Cable One”) today reported financial and operating results for the quarter and year ended December 31, 2023.

	Three Months Ended December 31,
(dollars in thousands)	2023	2022	$ Change	% Change
Revenues	$411,815	$425,515	$(13,700)	(3.2)%
Net income (loss)	$115,294	$(77,210)	$192,504	(249.3)%
Net profit margin	28.0%	(18.1)%
Cash flows from operating activities	$151,669	$168,247	$(16,578)	(9.9)%
Adjusted EBITDA(1)	$226,877	$233,215	$(6,338)	(2.7)%
Adjusted EBITDA margin(1)	55.1%	54.8%
Capital expenditures	$115,600	$106,843	$8,757	8.2%
Adjusted EBITDA less capital expenditures(1)	$111,277	$126,372	$(15,095)	(11.9)%

	Year Ended December 31,
(dollars in thousands)	2023	2022	$ Change	% Change
Revenues	$1,678,081	$1,706,043	$(27,962)	(1.6)%
Net income	$267,436	$234,118	$33,318	14.2%
Net profit margin	15.9%	13.7%
Cash flows from operating activities	$663,170	$738,040	$(74,870)	(10.1)%
Adjusted EBITDA(1)	$916,944	$911,851	$5,093	0.6%
Adjusted EBITDA margin(1)	54.6%	53.4%
Capital expenditures	$371,028	$414,095	$(43,067)	(10.4)%
Adjusted EBITDA less capital expenditures(1)	$545,916	$497,756	$48,160	9.7%
“Our return to sequential residential high-speed data customer growth in the fourth quarter, as expected, is very encouraging," said Julie Laulis, Cable One President and CEO. "Along with our highest margin residential data and business services product lines comprising over 77% of all revenues during the quarter, we look forward to executing on our business plan for 2024.”
Fourth Quarter 2023 Highlights:
•Net income was $115.3 million in the fourth quarter of 2023 compared to a net loss of $77.2 million in the fourth quarter of 2022. Adjusted EBITDA was $226.9 million in the fourth quarter of 2023 compared to $233.2 million in the fourth quarter of 2022. Net profit margin was 28.0% and Adjusted EBITDA margin was 55.1%.
•Net cash provided by operating activities was $151.7 million in the fourth quarter of 2023 compared to $168.2 million in the fourth quarter of 2022. Adjusted EBITDA less capital expenditures was $111.3 million in the fourth quarter of 2023 compared to $126.4 million in the fourth quarter of 2022.
•Total revenues were $411.8 million in the fourth quarter of 2023 compared to $425.5 million in the fourth quarter of 2022. Year-over-year, residential data revenues increased 2.1%.
•Residential data primary service units (“PSUs”) grew sequentially by over 1,600, or 0.2%, from the third quarter of 2023.
•Residential data average monthly revenue per unit (“ARPU”) was $83.95 for the fourth quarter of 2023, an increase of $2.24, or 2.7%, from the prior year quarter.
•The Company paid $16.8 million in dividends during the fourth quarter of 2023.
•The Company repaid $50.0 million under its revolving credit facility (the "Revolver") during the fourth quarter of 2023.
Full Year 2023 Highlights:
•Net income was $267.4 million in 2023 compared to $234.1 million in 2022. Adjusted EBITDA was $916.9 million in 2023 compared to $911.9 million in 2022. Net profit margin was 15.9% and Adjusted EBITDA margin was 54.6%.
•Net cash provided by operating activities was $663.2 million in 2023 compared to $738.0 million in 2022. Adjusted EBITDA less capital expenditures was $545.9 million in 2023 compared to $497.8 million in 2022.
•Total revenues were $1.7 billion in both 2023 and 2022. Year-over-year, residential data revenues increased 4.8%.
•Residential data ARPU was $84.57 for 2023, an increase of $3.45, or 4.3%, from the prior year.
•The Company repurchased 141,551 shares of its common stock at an aggregate cost of $99.6 million and paid $66.3 million in dividends during 2023. The Company had $143.1 million of remaining share repurchase authorization as of December 31, 2023.
•The Company repaid $150.0 million under the Revolver during 2023.

(1)Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA less capital expenditures are defined in the section of this press release entitled “Use of Non-GAAP Financial Measures.” Adjusted EBITDA and Adjusted EBITDA less capital expenditures are reconciled to net income (loss), Adjusted EBITDA margin is reconciled to net profit margin and Adjusted EBITDA less capital expenditures is also reconciled to net cash provided by operating activities. Refer to the “Reconciliations of Non-GAAP Measures” tables within this press release.

Fourth Quarter 2023 Financial Results Compared to Fourth Quarter 2022
Revenues decreased $13.7 million, or 3.2%, to $411.8 million for the fourth quarter of 2023 due primarily to decreases in residential video, residential voice and other revenues, partially offset by an increase in residential data revenues.
Net income was $115.3 million in the fourth quarter of 2023 compared to a net loss of $77.2 million in the prior year quarter. Net income for the fourth quarter of 2023 included a $66.6 million non-cash gain on fair value adjustment associated with the call and put options to acquire the remaining equity interests in Mega Broadband Investments Holdings LLC (the "MBI Net Option"). Net loss for the fourth quarter of 2022 included a $128.8 million non-cash loss on fair value adjustment associated with the MBI Net Option. Net profit margin was 28.0% in the fourth quarter of 2023 compared to negative 18.1% in the prior year quarter.
Adjusted EBITDA was $226.9 million and $233.2 million for the fourth quarter of 2023 and 2022, respectively. Adjusted EBITDA margin increased to 55.1% in the fourth quarter of 2023 from 54.8% in the prior year quarter.
Net cash provided by operating activities was $151.7 million in the fourth quarter of 2023 compared to $168.2 million in the fourth quarter of 2022. The decrease was driven primarily by higher income tax payments, unfavorable changes in the timing of working capital balances compared to the prior year and lower Adjusted EBITDA. Capital expenditures for the fourth quarter of 2023 totaled $115.6 million compared to $106.8 million for the fourth quarter of 2022. Adjusted EBITDA less capital expenditures for the fourth quarter of 2023 was $111.3 million compared to $126.4 million in the prior year quarter.
Full Year 2023 Financial Results Compared to Full Year 2022
Revenues decreased $28.0 million, or 1.6%, due primarily to decreases in residential video and residential voice revenues, partially offset by an increase in residential data revenues.
Net income was $267.4 million in 2023 compared to $234.1 million in the prior year. Net income for 2023 included a $28.0 million non-cash gain on fair value adjustment associated with the MBI Net Option, while net income for 2022 included a $40.7 million non-cash loss on fair value adjustment associated with the MBI Net Option. Net income for 2023 also included $54.3 million in net losses from the Company's pro rata share of earnings in equity method investments compared to $14.9 million in net losses in the prior year. Net profit margin was 15.9% in 2023 compared to 13.7% in the prior year.
Adjusted EBITDA was $916.9 million and $911.9 million for 2023 and 2022, respectively. Adjusted EBITDA margin increased to 54.6% in 2023 from 53.4% in the prior year.
Net cash provided by operating activities was $663.2 million in 2023 compared to $738.0 million in 2022. The decrease was driven by higher income tax and interest payments along with unfavorable changes in the timing of working capital balances compared to the prior year, partially offset by an increase in Adjusted EBITDA. Capital expenditures for 2023 totaled $371.0 million compared to $414.1 million for 2022. Adjusted EBITDA less capital expenditures for 2023 was $545.9 million compared to $497.8 million in the prior year.

Liquidity and Capital Resources
At December 31, 2023, the Company had $190.3 million of cash and cash equivalents on hand compared to $215.2 million at December 31, 2022. The Company’s debt balance was approximately $3.7 billion and $3.8 billion at December 31, 2023 and 2022, respectively. The Company had $338.0 million of borrowings and $662.0 million available for borrowing under its Revolver as of December 31, 2023.
The Company paid $16.8 million in dividends to stockholders during the fourth quarter of 2023. During 2023, the Company paid $66.3 million in dividends and repurchased 141,551 shares of its common stock at an aggregate cost of $99.6 million. The Company had $143.1 million of remaining share repurchase authorization as of December 31, 2023.
The Company repaid $50.0 million under its Revolver during the fourth quarter of 2023, bringing total repayments under the Revolver to $150.0 million during 2023. In February 2024, the Company repaid an additional $50.0 million under its Revolver.
The Company's capital expenditures by category were as follows for the periods presented (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Customer premise equipment(1)	$17,045	$24,070	$62,066	$101,252
Commercial(2)	11,181	9,328	38,893	34,282
Scalable infrastructure(3)	26,441	6,029	54,097	52,086
Line extensions(4)	17,943	19,269	51,466	52,839
Upgrade/rebuild(5)	13,521	24,675	60,898	87,284
Support capital(6)	29,469	23,472	103,608	86,352
Total	$115,600	$106,843	$371,028	$414,095

(1)Customer premise equipment includes costs incurred at customer locations, including installation costs and customer premise equipment (e.g., modems and set-top boxes).
(2)Commercial includes costs related to securing business services customers and PSUs, including small and medium-sized businesses and enterprise customers.
(3)Scalable infrastructure includes costs not related to customer premise equipment to secure growth of new customers and PSUs or provide service enhancements (e.g., headend equipment).
(4)Line extensions include network costs associated with entering new service areas (e.g., fiber/coaxial cable, amplifiers, electronic equipment, make-ready and design engineering).
(5)Upgrade/rebuild includes costs to modify or replace existing fiber/coaxial cable networks, including betterments.
(6)Support capital includes costs associated with the replacement or enhancement of non-network assets due to technological and physical obsolescence (e.g., non-network equipment, land, buildings and vehicles) and capitalized internal labor costs not associated with customer installation activities.

Conference Call
Cable One will host a conference call with the financial community to discuss results for the fourth quarter and full year 2023 on Thursday, February 22, 2024, at 5 p.m. Eastern Time (ET).

The conference call will be available via an audio webcast on the Cable One Investor Relations website at ir.cableone.net or by dialing 1-888-800-3155 (International: 1-646-307-1696) and using the access code 1202376. Participants should register for the webcast or dial in for the conference call shortly before 5 p.m. ET.
A replay of the call will be available from February 22, 2024 until March 7, 2024 at ir.cableone.net.
Additional Information Available on Website
The information in this press release should be read in conjunction with the consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K for the period ended December 31, 2023 (the "2023 Form 10-K"), which will be posted on the “SEC Filings” section of the Cable One Investor Relations website at ir.cableone.net when it is filed with the Securities and Exchange Commission (the “SEC”). Investors and others interested in more information about Cable One should consult the Company’s website, which is regularly updated with financial and other important information about the Company.
Use of Non-GAAP Financial Measures
The Company uses certain measures that are not defined by generally accepted accounting principles in the United States (“GAAP”) to evaluate various aspects of its business. Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures and capital expenditures as a percentage of Adjusted EBITDA are non-GAAP financial measures and should be considered in addition to, not as superior to, or as a substitute for, net income (loss), net profit margin, net cash provided by operating activities or capital expenditures as a percentage of net income (loss) reported in accordance with GAAP. Adjusted EBITDA and Adjusted EBITDA less capital expenditures are reconciled to net income (loss), Adjusted EBITDA margin is reconciled to net profit margin and capital expenditures as a percentage of Adjusted EBITDA is reconciled to capital expenditures as a percentage of net income (loss). Adjusted EBITDA less capital expenditures is also reconciled to net cash provided by operating activities. These reconciliations are included in the “Reconciliations of Non-GAAP Measures” tables within this press release.
“Adjusted EBITDA” is defined as net income (loss) plus interest expense, income tax provision, depreciation and amortization, equity-based compensation, severance and contract termination costs, (gain) loss on deferred compensation, acquisition-related costs, (gain) loss on asset sales and disposals, system conversion costs, (gain) loss on sales of businesses, equity method investment (income) loss, other (income) expense and other unusual items, as provided in the “Reconciliations of Non-GAAP Measures” tables within this press release. As such, it eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of the Company’s business as well as other non-cash or special items and is unaffected by the Company’s capital structure or investment activities. This measure is limited in that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and the Company’s cash cost of debt financing. These costs are evaluated through other financial measures.
“Adjusted EBITDA margin” is defined as Adjusted EBITDA divided by total revenues.
“Adjusted EBITDA less capital expenditures,” when used as a liquidity measure, is calculated as net cash provided by operating activities excluding the impact of capital expenditures, interest expense, income tax provision, changes in operating assets and liabilities, change in deferred income taxes and other unusual items, as provided in the “Reconciliations of Non-GAAP Measures” tables within this press release.
“Capital expenditures as a percentage of Adjusted EBITDA” is defined as capital expenditures divided by Adjusted EBITDA.
The Company uses Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures and capital expenditures as a percentage of Adjusted EBITDA to assess its performance, and it also uses Adjusted EBITDA less capital expenditures as an indicator of its ability to fund operations and make additional investments with internally generated funds. In addition, Adjusted EBITDA generally correlates to the measure used in the leverage ratio calculations under the Company’s credit agreement and the indenture governing the Company’s non-convertible senior unsecured notes to determine compliance with the covenants contained in the credit agreement and the ability to take certain actions under the indenture governing the non-convertible senior unsecured notes. Adjusted EBITDA, capital expenditures as a percentage of Adjusted EBITDA, and Adjusted EBITDA less capital expenditures are also significant performance measures that have been used by the Company in its incentive compensation programs. Adjusted EBITDA does not take into account cash used for mandatory debt service requirements or other non-discretionary expenditures, and thus does not represent residual funds available for discretionary uses.
The Company believes that Adjusted EBITDA, Adjusted EBITDA margin and capital expenditures as a percentage of Adjusted EBITDA are useful to investors in evaluating the operating performance of the Company. The Company believes that Adjusted EBITDA less capital expenditures is useful to investors as it shows the Company’s performance while taking into account cash outflows for capital expenditures and is one of several indicators of the Company’s ability to service debt, make investments and/or return capital to its stockholders.
Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures, capital expenditures as a percentage of Adjusted EBITDA and similar measures with similar titles are common measures used by investors, analysts and peers to compare performance in the Company’s industry, although the Company’s measures of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures and capital expenditures as a percentage of Adjusted EBITDA may not be directly comparable to similarly titled measures reported by other companies.
About Cable One
Cable One, Inc. (NYSE:CABO) is a leading broadband communications provider committed to connecting customers and communities to what matters most. Through Sparklight® and the associated Cable One family of brands, the Company serves more than 1 million residential and business customers in 24 states. Powered by a fiber-rich network, the Cable One family of brands provide residential customers with a wide array of connectivity and entertainment services, including Gigabit speeds, advanced Wi-Fi and video. For businesses ranging from small and mid-market up to enterprise, wholesale and carrier, the Company offers scalable, cost-effective solutions that enable businesses of all sizes to grow, compete and succeed.
Contacts

Trish Niemann	Todd Koetje
Vice President, Communications Strategy	Chief Financial Officer
602-364-6372	investor_relations@cableone.biz
patricia.niemann@cableone.biz

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This communication may contain “forward-looking statements” that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the Company’s industry, business, strategy, acquisitions and strategic investments, dividend policy, financial results and financial condition. Forward-looking statements often include words such as “will,” “should,” “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. The Company’s actual results may vary materially from those expressed or implied in its forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by the Company or on its behalf. Important factors that could cause the Company’s actual results to differ materially from those in its forward-looking statements include government regulation, economic, strategic, political and social conditions and the following factors, which are discussed in the 2023 Form 10-K to be filed with the SEC:

•rising levels of competition from historical and new entrants in the Company’s markets;
•recent and future changes in technology, and the Company's ability to develop, deploy and operate new technologies, service offerings and customer service platforms;
•the Company’s ability to continue to grow its residential data and business services revenues and customer base;
•increases in programming costs and retransmission fees;
•the Company’s ability to obtain hardware, software and operational support from vendors;
•risks that the Company may fail to realize the benefits anticipated as a result of the Company's purchase of the remaining interests in Hargray Acquisition Holdings, LLC that the Company did not already own;
•risks relating to existing or future acquisitions and strategic investments by the Company;
•risks that the implementation of the Company’s new enterprise resource planning and billing systems disrupt business operations;
•the integrity and security of the Company’s network and information systems;
•the impact of possible security breaches and other disruptions, including cyber-attacks;
•the Company’s failure to obtain necessary intellectual and proprietary rights to operate its business and the risk of intellectual property claims and litigation against the Company;
•legislative or regulatory efforts to impose network neutrality and other new requirements on the Company’s data services;
•additional regulation of the Company’s video and voice services;
•the Company’s ability to renew cable system franchises;
•increases in pole attachment costs;
•changes in local governmental franchising authority and broadcast carriage regulations;
•changes in government subsidy programs;
•the potential adverse effect of the Company’s level of indebtedness on its business, financial condition or results of operations and cash flows;
•the restrictions the terms of the Company’s indebtedness place on its business and corporate actions;
•the possibility that interest rates will continue to rise, causing the Company’s obligations to service its variable rate indebtedness to increase significantly;
•risks associated with the Company’s convertible indebtedness;
•the Company’s ability to continue to pay dividends;
•provisions in the Company’s charter, by-laws and Delaware law that could discourage takeovers and limit the judicial forum for certain disputes;
•adverse economic conditions, labor shortages, supply chain disruptions, changes in rates of inflation and the level of move activity in the housing sector;
•pandemics, epidemics or disease outbreaks, such as the COVID-19 pandemic, have, and may in the future, disrupt the Company's business and operations, which could materially affect the Company's business, financial condition, results of operations and cash flows;
•lower demand for the Company's residential data and business services products;
•fluctuations in the Company’s stock price;
•dilution from equity awards, convertible indebtedness and potential future convertible debt and stock issuances;
•damage to the Company’s reputation or brand image;
•the Company’s ability to retain key employees (whom the Company refers to as associates);
•the Company’s ability to incur future indebtedness;
•provisions in the Company’s charter that could limit the liabilities for directors; and
•the other risks and uncertainties detailed from time to time in the Company’s filings with the SEC, including but not limited to those described under "Risk Factors" in its latest Annual Report on Form 10-K and in its subsequent filings with the SEC.
Any forward-looking statements made by the Company in this communication speak only as of the date on which they are made. The Company is under no obligation, and expressly disclaims any obligation, except as required by law, to update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise.

CABLE ONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended December 31,
(dollars in thousands, except per share data)	2023	2022	$ Change	% Change
Revenues
Residential data	$242,340	$237,247	$5,093	2.1%
Residential video	59,247	75,256	(16,009)	(21.3)%
Residential voice	8,755	9,991	(1,236)	(12.4)%
Business services	75,879	76,287	(408)	(0.5)%
Other	25,594	26,734	(1,140)	(4.3)%
Total Revenues	411,815	425,515	(13,700)	(3.2)%
Costs and Expenses:
Operating (excluding depreciation and amortization)	106,265	112,617	(6,352)	(5.6)%
Selling, general and administrative	89,022	85,739	3,283	3.8%
Depreciation and amortization	87,305	86,898	407	0.5%
(Gain) loss on asset sales and disposals, net	1,994	1,584	410	25.9%
Total Costs and Expenses	284,586	286,838	(2,252)	(0.8)%
Income from operations	127,229	138,677	(11,448)	(8.3)%
Interest expense	(42,381)	(39,164)	(3,217)	8.2%
Other income (expense), net	71,994	(122,873)	194,867	(158.6)%
Income (loss) before income taxes and equity method investment income (loss), net	156,842	(23,360)	180,202	NM
Income tax provision	25,765	40,167	(14,402)	(35.9)%
Income (loss) before equity method investment income (loss), net	131,077	(63,527)	194,604	NM
Equity method investment income (loss), net	(15,783)	(13,683)	(2,100)	15.3%
Net income (loss)	$115,294	$(77,210)	$192,504	(249.3)%

Net Income (Loss) per Common Share:
Basic	$20.56	$(13.38)	$33.94	NM
Diluted	$19.39	$(13.38)	$32.77	(244.9)%
Weighted Average Common Shares Outstanding:
Basic	5,606,607	5,769,537	(162,930)	(2.8)%
Diluted	6,025,092	5,769,537	255,555	4.4%

Unrealized gain (loss) on cash flow hedges and other, net of tax	$(35,624)	$(4,475)	$(31,149)	NM
Comprehensive income (loss)	$79,670	$(81,685)	$161,355	(197.5)%

NM = Not meaningful.

CABLE ONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

	Year Ended December 31,
(dollars in thousands, except per share data)	2023	2022	$ Change	% Change
Revenues
Residential data	$979,296	$934,564	$44,732	4.8%
Residential video	257,966	325,200	(67,234)	(20.7)%
Residential voice	37,088	43,096	(6,008)	(13.9)%
Business services	304,527	305,286	(759)	(0.2)%
Other	99,204	97,897	1,307	1.3%
Total Revenues	1,678,081	1,706,043	(27,962)	(1.6)%
Costs and Expenses:
Operating (excluding depreciation and amortization)	440,916	470,916	(30,000)	(6.4)%
Selling, general and administrative	354,663	350,310	4,353	1.2%
Depreciation and amortization	342,891	350,462	(7,571)	(2.2)%
(Gain) loss on asset sales and disposals, net	12,708	9,199	3,509	38.1%
(Gain) loss on sales of businesses, net	—	(13,833)	13,833	(100.0)%
Total Costs and Expenses	1,151,178	1,167,054	(15,876)	(1.4)%
Income from operations	526,903	538,989	(12,086)	(2.2)%
Interest expense	(170,147)	(137,713)	(32,434)	23.6%
Other income (expense), net	54,640	(25,913)	80,553	NM
Income before income taxes and equity method investment income (loss), net	411,396	375,363	36,033	9.6%
Income tax provision	89,704	126,332	(36,628)	(29.0)%
Income before equity method investment income (loss), net	321,692	249,031	72,661	29.2%
Equity method investment income (loss), net	(54,256)	(14,913)	(39,343)	NM
Net income	$267,436	$234,118	$33,318	14.2%

Net Income per Common Share:
Basic	$47.34	$39.73	$7.61	19.2%
Diluted	$45.14	$38.06	$7.08	18.6%
Weighted Average Common Shares Outstanding:
Basic	5,648,934	5,892,077	(243,143)	(4.1)%
Diluted	6,062,331	6,314,148	(251,818)	(4.0)%

Unrealized gain (loss) on cash flow hedges and other, net of tax	$(13,286)	$132,826	$(146,112)	(110.0)%
Comprehensive income	$254,150	$366,944	$(112,794)	(30.7)%

NM = Not meaningful.

CABLE ONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(dollars in thousands, except par values)	December 31, 2023	December 31, 2022
Assets
Current Assets:
Cash and cash equivalents	$190,289	$215,150
Accounts receivable, net	93,973	74,383
Prepaid and other current assets	58,116	57,172
Total Current Assets	342,378	346,705
Equity investments	1,125,447	1,195,221
Property, plant and equipment, net	1,791,120	1,701,755
Intangible assets, net	2,595,892	2,666,585
Goodwill	928,947	928,947
Other noncurrent assets	63,149	74,677
Total Assets	$6,846,933	$6,913,890

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued liabilities	$156,645	$164,518
Deferred revenue	27,169	23,706
Current portion of long-term debt	19,023	55,931
Total Current Liabilities	202,837	244,155
Long-term debt	3,626,928	3,752,591
Deferred income taxes	974,467	966,821
Other noncurrent liabilities	169,556	192,350
Total Liabilities	4,973,788	5,155,917

Stockholders' Equity:
Preferred stock ($0.01 par value; 4,000,000 shares authorized; none issued or outstanding)	—	—
Common stock ($0.01 par value; 40,000,000 shares authorized; 6,175,399 shares issued; and 5,616,987 and 5,766,011 shares outstanding as of December 31, 2023 and 2022, respectively)	62	62
Additional paid-in capital	607,574	578,154
Retained earnings	1,825,542	1,624,406
Accumulated other comprehensive income (loss)	36,745	50,031
Treasury stock, at cost (558,412 and 409,388 shares held as of December 31, 2023 and 2022, respectively)	(596,778)	(494,680)
Total Stockholders' Equity	1,873,145	1,757,973
Total Liabilities and Stockholders' Equity	$6,846,933	$6,913,890

CABLE ONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2023	2022	2023	2022
Cash flows from operating activities:
Net income	$115,294	$(77,210)	$267,436	$234,118
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	87,305	86,898	342,891	350,462
Non-cash interest expense, net	2,215	2,394	9,019	9,518
Equity-based compensation	7,601	5,498	29,420	22,514
Write-off of debt issuance costs	—	—	3,340	—
Change in deferred income taxes	11,344	35,906	11,479	68,378
(Gain) loss on asset sales and disposals, net	1,994	1,584	12,708	9,199
(Gain) loss on sales of businesses, net	—	—	—	(13,833)
Equity method investment (income) loss, net	15,783	13,683	54,256	14,913
Fair value adjustments	(66,591)	128,420	(39,514)	40,400
Changes in operating assets and liabilities:
Accounts receivable, net	(7,642)	(9,776)	(19,590)	2,734
Prepaid and other current assets	3,045	10,877	(2,227)	(3,971)
Accounts payable and accrued liabilities	(17,902)	(25,264)	(10,664)	(157)
Deferred revenue	(91)	95	3,463	(389)
Other	(686)	(4,858)	1,153	4,154
Net cash provided by operating activities	151,669	168,247	663,170	738,040

Cash flows from investing activities:
Cash paid for debt and equity investments	(13,890)	(25,310)	(29,410)	(50,385)
Capital expenditures	(115,600)	(106,843)	(371,028)	(414,095)
Change in accrued expenses related to capital expenditures	2,630	(627)	3,324	3,358
Purchase of wireless licenses	(2,750)	—	(2,750)	—
Proceeds from sales of property, plant and equipment	168	19	1,230	3,628
Proceeds from sales of equity investments	—	—	56,730	—
Proceeds from sales of operations	—	—	—	9,227
Net cash used in investing activities	(129,442)	(132,761)	(341,904)	(448,267)

Cash flows from financing activities:
Proceeds from long-term debt borrowings	—	—	638,000	—
Payment of debt issuance costs	—	—	(8,096)	—
Payments on long-term debt	(54,711)	(13,083)	(807,633)	(38,845)
Repurchases of common stock	—	(46,258)	(99,614)	(353,289)
Payment of withholding tax for equity awards	(93)	(210)	(2,484)	(5,036)
Dividends paid to stockholders	(16,766)	(16,504)	(66,300)	(66,255)
Net cash used in financing activities	(71,570)	(76,055)	(346,127)	(463,425)

Change in cash and cash equivalents	(49,343)	(40,569)	(24,861)	(173,652)
Cash and cash equivalents, beginning of period	239,632	255,719	215,150	388,802
Cash and cash equivalents, end of period	$190,289	$215,150	$190,289	$215,150

Supplemental cash flow disclosures:
Cash paid for interest, net of capitalized interest	$45,131	$43,556	$160,224	$127,158
Cash paid for income taxes, net of refunds received	$16,151	$4,882	$92,456	$23,379

CABLE ONE, INC.
RECONCILIATIONS OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended December 31,
(dollars in thousands)	2023	2022	$ Change	% Change
Net income (loss)	$115,294	$(77,210)	$192,504	(249.3)%
Net profit margin	28.0%	(18.1)%

Plus: Interest expense	42,381	39,164	3,217	8.2%
Income tax provision	25,765	40,167	(14,402)	(35.9)%
Depreciation and amortization	87,305	86,898	407	0.5%
Equity-based compensation	7,601	5,498	2,103	38.3%
Severance and contract termination costs	1,673	—	1,673	NM
(Gain) loss on deferred compensation	—	51	(51)	(100.0)%
Acquisition-related costs	473	424	49	11.6%
(Gain) loss on asset sales and disposals, net	1,994	1,584	410	25.9%
System conversion costs	602	83	519	NM
Equity method investment (income) loss, net	15,783	13,683	2,100	15.3%
Other (income) expense, net	(71,994)	122,873	(194,867)	(158.6)%
Adjusted EBITDA	$226,877	$233,215	$(6,338)	(2.7)%
Adjusted EBITDA margin	55.1%	54.8%

Less: Capital expenditures	$115,600	$106,843	$8,757	8.2%
Capital expenditures as a percentage of net income (loss)	100.3%	(138.4)%
Capital expenditures as a percentage of Adjusted EBITDA	51.0%	45.8%

Adjusted EBITDA less capital expenditures	$111,277	$126,372	$(15,095)	(11.9)%

NM = Not meaningful.

	Three Months Ended December 31,
(dollars in thousands)	2023	2022	$ Change	% Change
Net cash provided by operating activities	$151,669	$168,247	$(16,578)	(9.9)%
Capital expenditures	(115,600)	(106,843)	(8,757)	8.2%
Interest expense	42,381	39,164	3,217	8.2%
Non-cash interest expense	(2,215)	(2,394)	179	(7.5)%
Income tax provision	25,765	40,167	(14,402)	(35.9)%
Changes in operating assets and liabilities	23,276	28,926	(5,650)	(19.5)%
Change in deferred income taxes	(11,344)	(35,906)	24,562	(68.4)%
(Gain) loss on deferred compensation	—	51	(51)	(100.0)%
Acquisition-related costs	473	424	49	11.6%
Severance and contract termination costs	1,673	—	1,673	NM
System conversion costs	602	83	519	NM
Fair value adjustments	66,591	(128,420)	195,011	(151.9)%
Other (income) expense, net	(71,994)	122,873	(194,867)	(158.6)%
Adjusted EBITDA less capital expenditures	$111,277	$126,372	$(15,095)	(11.9)%

NM = Not meaningful.

CABLE ONE, INC.
RECONCILIATIONS OF NON-GAAP MEASURES
(Unaudited)

	Year Ended December 31,
(dollars in thousands)	2023	2022	$ Change	% Change
Net income	$267,436	$234,118	$33,318	14.2%
Net profit margin	15.9%	13.7%

Plus: Interest expense	170,147	137,713	32,434	23.6%
Income tax provision	89,704	126,332	(36,628)	(29.0)%
Depreciation and amortization	342,891	350,462	(7,571)	(2.2)%
Equity-based compensation	29,420	22,514	6,906	30.7%
Severance and contract termination costs	2,890	—	2,890	NM
(Gain) loss on deferred compensation	—	(154)	154	(100.0)%
Acquisition-related costs	1,331	3,208	(1,877)	(58.5)%
(Gain) loss on asset sales and disposals, net	12,708	9,199	3,509	38.1%
System conversion costs	801	1,466	(665)	(45.4)%
(Gain) loss on sales of businesses, net	—	(13,833)	13,833	(100.0)%
Equity method investment (income) loss, net	54,256	14,913	39,343	NM
Other (income) expense, net	(54,640)	25,913	(80,553)	NM
Adjusted EBITDA	$916,944	$911,851	$5,093	0.6%
Adjusted EBITDA margin	54.6%	53.4%

Less: Capital expenditures	$371,028	$414,095	$(43,067)	(10.4)%
Capital expenditures as a percentage of net income	138.7%	176.9%
Capital expenditures as a percentage of Adjusted EBITDA	40.5%	45.4%

Adjusted EBITDA less capital expenditures	$545,916	$497,756	$48,160	9.7%

NM = Not meaningful.

	Year Ended December 31,
(dollars in thousands)	2023	2022	$ Change	% Change
Net cash provided by operating activities	$663,170	$738,040	$(74,870)	(10.1)%
Capital expenditures	(371,028)	(414,095)	43,067	(10.4)%
Interest expense	170,147	137,713	32,434	23.6%
Non-cash interest expense	(9,019)	(9,518)	499	(5.2)%
Income tax provision	89,704	126,332	(36,628)	(29.0)%
Changes in operating assets and liabilities	27,865	(2,371)	30,236	NM
Write-off of debt issuance costs	(3,340)	—	(3,340)	NM
Change in deferred income taxes	(11,479)	(68,378)	56,899	(83.2)%
(Gain) loss on deferred compensation	—	(154)	154	(100.0)%
Acquisition-related costs	1,331	3,208	(1,877)	(58.5)%
Severance and contract termination costs	2,890	—	2,890	NM
System conversion costs	801	1,466	(665)	(45.4)%
Fair value adjustment	39,514	(40,400)	79,914	(197.8)%
Other (income) expense, net	(54,640)	25,913	(80,553)	NM
Adjusted EBITDA less capital expenditures	$545,916	$497,756	$48,160	9.7%

NM = Not meaningful.

CABLE ONE, INC.
OPERATING STATISTICS
(Unaudited)

	As of December 31,
(in thousands, except percentages and ARPU data)	2023	2022	Change	% Change
Homes Passed	2,774.9	2,704.3	70.6	2.6%

Residential Customers	994.4	1,010.2	(15.8)	(1.6)%

Data PSUs	960.5	963.7	(3.3)	(0.3)%
Video PSUs	134.2	171.2	(37.1)	(21.6)%
Voice PSUs	79.2	91.3	(12.1)	(13.3)%
Total residential PSUs	1,173.8	1,226.3	(52.4)	(4.3)%

Business Customers	102.6	101.6	1.1	1.1%

Data PSUs	98.8	96.6	2.2	2.3%
Video PSUs	8.1	10.3	(2.2)	(21.7)%
Voice PSUs	39.5	40.8	(1.3)	(3.1)%
Total business services PSUs	146.4	147.7	(1.3)	(0.9)%

Total Customers	1,097.0	1,111.7	(14.7)	(1.3)%
Total non-video	952.3	927.2	25.1	2.7%
Percent of total	86.8%	83.4%		3.4%

Data PSUs	1,059.3	1,060.4	(1.1)	(0.1)%
Video PSUs	142.3	181.5	(39.3)	(21.6)%
Voice PSUs	118.7	132.1	(13.4)	(10.1)%
Total PSUs	1,320.2	1,374.0	(53.8)	(3.9)%

Penetration
Data	38.2%	39.2%		(1.0)%
Video	5.1%	6.7%		(1.6)%
Voice	4.3%	4.9%		(0.6)%

Share of Fourth Quarter Revenues
Residential data	58.8%	55.8%		3.0%
Business services	18.4%	17.9%		0.5%
Total	77.3%	73.7%		3.6%

ARPU - Fourth Quarter
Residential data(1)	$83.95	$81.71	$2.24	2.7%
Residential video(1)	$143.78	$138.56	$5.22	3.8%
Residential voice(1)	$36.24	$35.69	$0.55	1.5%
Business services(2)	$246.35	$249.78	$(3.43)	(1.4)%

Note: All totals, percentages and year-over-year changes are calculated using exact numbers. Minor differences may exist due to rounding.
(1)ARPU values represent the applicable quarterly residential service revenues (excluding installation and activation fees) divided by the corresponding average of the number of PSUs at the beginning and end of each period, divided by three, except that for any PSUs added or subtracted as a result of an acquisition or divestiture occurring during the period, the associated ARPU values represent the applicable residential service revenues (excluding installation and activation fees) divided by the pro-rated average number of PSUs during such period.
(2)ARPU values represent quarterly business services revenues divided by the average of the number of business customer relationships at the beginning and end of each period, divided by three, except that for any business customer relationships added or subtracted as a result of an acquisition or divestiture occurring during the period, the associated ARPU values represent business services revenues divided by the pro-rated average number of business customer relationships during such period.